UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2010

ENVIRONMENTAL POWER CORPORATION

(Exact name of Company as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 White Plains Road, 6th Floor, Tarrytown, New York 10591

(Address of principal executive offices, including zip code)

(914) 631-1435

(Company’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

As previously announced, Environmental Power Corporation (the “Company”) has received Nasdaq staff determinations that the Company’s securities would be subject to delisting from The Nasdaq Capital Market for failure to meet Nasdaq’s $1.00 minimum bid price rule and to maintain minimum stockholders’ equity of at least $2.5 million (based on the Company’s common stock not having a market value in excess of $35 million and the Company not having at least $500,000 in net income during the last fiscal year or at least two of the last three fiscal years).

The Company previously requested a hearing to appeal the Nasdaq Staff’s determination to delist the Company’s securities for failure to comply with the minimum bid price rule, which hearing was scheduled to take place on April 28, 2010.

After considering a number of factors, including the Company’s current financial condition, the expenditure of resources necessary to seek to regain compliance with Nasdaq’s Listing Rules within Nasdaq’s timeframe and then attempting to maintain its Nasdaq listing, and the uncertainty that the Company could present a plan satisfactory to Nasdaq for regaining compliance, the Company has decided not to undertake potentially expensive, time-consuming and dilutive efforts to regain compliance with Nasdaq’s minimum stockholders’ equity rule or minimum bid price rule. Accordingly, the Company expects that Nasdaq will suspend trading in the Company’s common stock on or about the opening of the market on Monday, April 26, 2010. In addition, although Nasdaq would ultimately do so in due course, the Company intends to file a Form 25 with the Securities and Exchange Commission (the “SEC”) on or about May 3, 2010 to delist its common stock from listing and quotation on The Nasdaq Capital Market. On May 13, 2010, the expected effective date of the Form 25, the Company intends to file a Form 15 with the SEC to voluntarily deregister its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon the filing of the Form 15, the Company’s obligations under the Exchange Act to file certain reports with the SEC, including Forms 10-K, 10-Q, and 8-K, will immediately be suspended. The Company expects that the deregistration of its common stock will become effective 90 days after the date of filing of the Form 15 with the SEC. The Company fully expects that its Common Stock will be quoted on the Pink OTC Markets Inc. promptly after delisting from Nasdaq, although it cannot assure that this will be the case.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit No.	Description of Exhibit
99.1	Press Release, dated April 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:  /s/  Michael E. Thomas

        Michael E. Thomas

        Senior Vice President, Chief Financial Officer and Treasurer

Dated: April 23, 2010